                     FIRST AMENDMENT TO AGREEMENT OF LEASE



     THIS FIRST AMENDMENT TO AGREEMENT OF LEASE is made and dated the 18th day of December, 1996 by and between Mercer County Improvement Authority, its successors and\or assigns as their interests may appear, a public body corporate and politic duly organized and validly existing under the laws of the State of New Jersey, having a mailing address of 210 River View Executive Park, Trenton, New Jersey 08611 ("Lessor") and T-KAT Urban Renewal Corporation, a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey, having a mailing address c/o Philip B. Seaton, Esq., Kozlov, Seaton, Romanini & Brooks, 1940 Route 70 East, Cherry Hill, New Jersey 08003, its successors and/or assigns as their interests may appear ("Lessee").


                                BACKGROUND:


     A. On June 18, 1996, Lessor and Lessee executed and delivered a certain Agreement of Lease (the "Lease") pursuant to the provisions of which the Lessor leased to the Lessee all that certain land and improvements thereon consisting of the former Cooper Iron Works Building, situate, lying and being in the City of Trenton, County of Mercer and State of New Jersey, and defined in the Lease as the "Leased Premises".


     B. Simultaneously herewith, the Lessee has subleased the Leased Premises to T-Kat Corp. ("Sublessee"), a New Jersey corporation, pursuant to the provisions of a certain Sublease between the Lessee and the Sublessee (the "Sublease").

     C. In connection with the financing of the construction of certain improvements upon the Leased Premises by the Sublessee, Lessee and the Sublessee have or are about to borrow certain funds from Equity National Bank (the "Lender"), and have or are about to grant to the Lender, as partial security for the repayment of such sums, a Leasehold Mortgage encumbering the Lessee's and the Sublessee's respective interest in the Lease.

     D. The Lender has required, as a condition to the making of the aforementioned loan, that certain revisions be made to the Lease.

     E. The parties hereto now desire to amend the Lease pursuant to the provisions of this First Amendment.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

     1. Except as specifically defined herein, all initially capitalized terms herein shall have the meaning ascribed to such terms in the Lease.

     2. Lessor hereby consents to the execution and delivery of the Sublease from the Lessor to the Lessee pursuant to the provisions of the Sublease, and neither Lessee nor the Sublessee shall have any obligation to pay to the Lessor 75% of any rents collected under said Sublease pursuant to the provisions of
Section 28.1 of the Lease.

     3. Lessor hereby confirms and acknowledges that Lessor has approved of the plans and specifications for the construction of the improvements at the Leased Premises in accordance with Section 10.2 of the Lease, and Lessee has complied with all of the provisions of Section 10.3 of the Lease.

     4. Notwithstanding anything contained in Section 12 or 13 of the Lease to the contrary, all insurance proceeds resulting from any fire or other casualty shall be paid to and held by the Lender, and applied in accordance with the provisions of the Leasehold Mortgage.

     5. Notwithstanding anything contained in the Lease to the contrary, Lessor shall not terminate the Lease or otherwise exercise any remedy under the Lease by reason of the Lessee's, Sublessee's or Leasehold Mortgagee's failure to keep the Leased Premises open and operated as a restaurant, bar, and nightclub with indoor/outdoor entertainment, music and dancing for a continuous period of forty-five cumulative days during the term of the Lease if:

          (a) Lessor has provided to Leasehold Mortgagee notice of default and intention to exercise the remedies set forth in the Lease, or Leasehold Mortgagee is otherwise in possession of the Premises; and

          (b) the Leasehold Mortgagee, subject to any stay in any proceedings involving the insolvency of the Lessee or the Sublessee, commences to proceed within sixty (60) days of such notice, and thereafter diligently proceeds to obtain possession of the Leased Premises either through foreclosure proceedings or other action determined by the Leasehold Mortgagee in the Leasehold Mortgagee's reasonable discretion to obtain possession of the Leased Premises; and

          (c) during the pendency of such proceedings by the Leasehold Mortgagee to obtain possession of the Leased Premises, and after such time as the Leasehold Mortgagee has obtained such possession, the Leasehold Mortgagee shall be actively pursuing the sale or assignment of the Lease to an entity or person to use and operate the Leased Premises for the purposes set forth in the Lease.

     6. Notwithstanding anything contained in the Lease to the contrary, from and after the later to occur of (i) the date that the Leasehold Mortgagee obtains possession of the Leased Premises, either as the tenant under the Lease, or as a Mortgagee-in-Possession and (ii) the date that the Leased Premises is not continuously operating as a restaurant/bar as set forth in the Lease (the "Nonoperating Commencement Date"), the rental obligations under the Lease shall be deemed to be modified as follows:

          a. For the period commencing on the Nonoperating Commencement Date and continuing thereafter for a period of 120 days, the Leasehold Mortgagee as tenant or Mortgagee-in-Possession shall have no obligation to pay any amount of Fixed Net Rent;

          b. From and after 120 days after the Nonoperating Commencement Date and continuing for a period expiring on the day the Leased Premises is continuously operating as a restaurant/bar as set forth in the Lease (the "Nonoperating Termination Date"), the monthly Fixed Net Rent payable by the Leasehold Mortgagee shall be determined by the average Fixed Net Rent payable by the Tenant during the six month period immediately preceding the Nonoperating Commencement Date.

          c. Nothing contained herein shall be deemed to modify or amend the obligation of the Tenant or the Leasehold Mortgagee from the period commencing on the Nonoperating Commencement Date and terminating on the Nonoperating Termination Date to make any payment required under Article Third of the Lease.

     7. During the time period commencing on the Nonoperating Commencement Date, the Lessor may, subject to the provisions of the Lease and the Leasehold Mortgage, seek requests for proposals and/or bids to operate the Premises for the purposes set forth in the Lease.

     8. Except as expressly set forth herein, the Lease remains in full force and effect in accordance with its terms.


     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Agreement of Lease on the date and year first above written.



                              MERCER COUNTY IMPROVEMENT AUTHORITY

WITNESS:

/s/ Anthony XXXXXXX, Esquire        BY: /s/ XXXXXXXXXXXXXXXX
-----------------------------       ---------------------------------
Anthony XXXXXXXXX, Esquire
Attorney-at-Law of New Jersey

ATTEST:                             T-KAT URBAN RENEWAL DEVELOPMENT
                                    CORPORATION


/s/ Stuart H. Harting               BY: /s/ XXXXXX Silver
------------------------            ---------------------------------
Stuart H. Harting                       XXXXXXX Silver
                                        President

ATTEST:                             T-KAT CORP.



/s/ Stuart H. Harting               BY: /s/ XXXXXX Silver
------------------------            ---------------------------------
Stuart H. Harting                         XXXXXXX Silver
                                          President